Filed Pursuant to Rule 424(b)(3)
Registration No. 333-253759

PROSPECTUS

ChargePoint Holdings, Inc.

Up to 145,140,029 Shares of

Common Stock

This prospectus relates to (i) the resale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “Selling Securityholders”) of (a) up to 109,601,440 outstanding shares of our common stock, $0.0001 par value per share (“Common Stock”) and (b) up to 29,777,491 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Resale Warrants”), and (ii) the issuance by us of up to 5,761,098 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock assumed in the business combination (the “Original Issuance Warrants” and, together with the Resale Warrants, the “Warrants”). The weighted average exercise price of the Warrants is $7.1978 per share.

The Selling Securityholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices or as distributions in kind to their members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. We provide more information about how the Selling Securityholders may sell the securities in the section entitled “Plan of Distribution.”

We will pay certain offering fees and expenses and fees in connection with the registration of the Common Stock and will not receive proceeds from the sale of the shares of Common Stock by the Selling Securityholders. We will receive the proceeds from any exercise of any Warrants for cash.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CHPT.” On March 8, 2022, the closing price of our Common Stock was $16.57.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: ChargePoint has not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that ChargePoint filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. ChargePoint will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus.

Neither ChargePoint nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of ChargePoint or to which it has referred you. Neither ChargePoint nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither ChargePoint nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

ChargePoint may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which ChargePoint refers you in the sections of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Unless the context indicates otherwise, references in this prospectus to “ChargePoint,” refers to ChargePoint Holdings, Inc. (f/k/a Switchback Energy Acquisition Corporation) and its consolidated subsidiaries (including ChargePoint, Inc.). References to “Switchback” refer to ChargePoint’s predecessor company prior to the consummation of its business combination with ChargePoint, Inc. on February 26, 2021.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus and the documents incorporated by reference herein. All statements, other than statements of present or historical fact included in this prospectus and the documents incorporated by reference herein, regarding the Company’s future financial performance, as well as the Company’s strategy, future operations, future operating results, financial position expectations regarding revenue, losses and costs, margins, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of, fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward- looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause the actual results, level of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward- looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, except as otherwise required by applicable law, the Company specifically disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus or after the date of the documents incorporated by reference herein. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date hereof. Accordingly, undue reliance should not be placed upon the forward-looking statements. The Company cautions you that these forward-looking statements are subject to numerous risk and uncertainties, most of which are all difficult to predict and many of which are beyond the control of the Company.

The following factors, among others, could cause actual results to differ materially from forward-looking statements:

•	ChargePoint’s success in retaining or recruiting, or changes in, its officers, key employees or directors;

•	changes in applicable laws or regulations;

•

the impact of the coronavirus (“COVID-19”) pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond our control on the overall economy and ChargePoint’s results of operations, financial position and cash flows, including due to supply chain disruptions and expense increases;

•	delays in new product introductions;

•	ChargePoint’s ability to expand its business in Europe;

•

ChargePoint’s ability to integrate newly acquired assets and businesses into its own business and the expected benefits from newly acquired assets to ChargePoint, its customers, and its market position;

•	the electric vehicle (“EV”) market may not grow as expected;

•	ChargePoint may not attract a sufficient number of fleet owners or operators as customers;

•

incentives from governments or utilities may not materialize or may be reduced, which could reduce demand for EVs, or the portion of regulatory credits that customers claim may increase, which would reduce ChargePoint’s revenue from this source;

•	the impact of competing technologies or technological changes that could reduce the demand for EVs or otherwise adversely affect the EV market or ChargePoint’s business;

•	data security breaches or other network outages;

•	ChargePoint’s ability to remediate its material weaknesses in internal control over financial reporting;

•	the possibility that ChargePoint may be adversely affected by other economic, business or competitive factors; and

•

any further changes to ChargePoint’s financial statements that may be required due to SEC comments to its Form 10-K, as amended, or further guidance regarding the accounting treatment of ChargePoint’s warrants or equity, and the quantitative effects of the restatement of Switchback’s consolidated historical statements.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other risks and uncertainties described under the heading “Risk Factors” and in ChargePoint’s current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. Forward-looking statements reflect current views about ChargePoint’s plans, strategies and prospects, which are based on information available as of the date of this prospectus or after the date of the documents incorporated by reference herein. Except to the extent required by applicable law, ChargePoint undertakes no obligation (and expressly disclaims any such obligation) to update or revise the forward-looking statements whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to risks and uncertainties, many of which are outside ChargePoint’s control, which could cause actual results to differ materially from these statements. Therefore, you should not place undue reliance on those statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to ChargePoint’s securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” and the documents incorporated by reference in this prospectus, along with ChargePoint’s consolidated financial statements and related notes incorporated by reference in this prospectus.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to ChargePoint.

ChargePoint

ChargePoint is a leading EV charging network provider committed to enabling the electrification of mobility for all people and goods. Years before EVs were widely available, ChargePoint envisioned a new way of fueling, conveniently located where drivers live, work and play. By pioneering networked EV charging, ChargePoint has helped make electrified mobility a reality with consumers and fleets rapidly adopting EVs. ChargePoint is driving the shift to electric mobility by providing charging solutions in North America and Europe for all segments, including commercial (e.g., retail, workplace, parking, recreation, education and highway fast charge), fleet (e.g., delivery, logistics, motorpool, transit and shared mobility) and residential (e.g., homes, apartments and condos).

Corporate Information

Switchback Energy Acquisition Corporation, ChargePoint’s predecessor company (“Switchback”) was incorporated on May 10, 2019 as a special purpose acquisition company and a Delaware corporation. On July 30, 2019, Switchback completed its initial public offering. On February 26, 2021, Switchback consummated a business combination with ChargePoint, Inc. In connection with the closing of the business combination, Switchback changed its name to ChargePoint Holdings, Inc.

The mailing address of ChargePoint’s principal executive office is 240 East Hacienda Avenue, Campbell, CA 95008, and its telephone number is (408)-841-4500. ChargePoint’s Common Stock is listed on the NYSE under the symbol “CHPT.”

THE OFFERING

Issuer	ChargePoint Holdings, Inc.

Issuance of Common Stock

Share of Common Stock Offered by ChargePoint	Up to 5,761,098 shares issuable upon exercise of the warrants to purchase shares of Common Stock assumed in the business combination (the “Original Issuance Warrants”).

Resale of Common Stock

Common Stock Offered by the Selling Stockholders	Up to 139,378,931 shares, including up to 29,777,491 shares of Common Stock issuable upon the exercise of warrants to purchase shares of Common Stock (the “Resale Warrants” and together with the Original Issuance Warrants, the “Warrants”).

Other Offering Information

Weighted Average Exercise Price of the Warrants	$7.1978 per share, subject to adjustment as described herein.

Use of Proceeds	ChargePoint will not receive any of the proceeds from the sale of the outstanding shares of Common Stock by the Selling Securityholders. ChargePoint will receive proceeds equal to the aggregate exercise price from any exercises of the Warrants, assuming the exercise of the Warrants for cash. ChargePoint expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Shares of Common Stock Outstanding Prior to Exercise of the Warrants	334,855,748 shares outstanding as of February 23, 2022.

Shares of Common Stock Outstanding Assuming Cash Exercise of the Warrants .	Up to 370,394,337 shares.

Market for Shares of Common Stock.	ChargePoint’s Common Stock is listed on the NYSE under the symbol “CHPT.”

Risk Factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS

An investment in ChargePoint’s securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to ChargePoint’s most recent Annual Report on Form 10-K, as amended by 10-K Amendment No. 1 on Form 10-K/A, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus as updated by ChargePoint’s subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any such securities. ChargePoint’s business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to it or that it considers immaterial as of the date of this prospectus. The trading price of ChargePoint’s securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. See “Incorporation by Reference.”

USE OF PROCEEDS

ChargePoint will receive proceeds equal to the aggregate exercise price from any exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. ChargePoint expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. ChargePoint will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash ChargePoint would receive from the exercise of the Warrants will decrease.

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their account. ChargePoint will not receive any of the proceeds from these sales.

SELLING SECURITYHOLDERS

Registration Rights

Switchback and ChargePoint, Inc. Stockholders’ Registration Rights

In connection with the closing of Switchback’s business combination with ChargePoint, Inc., ChargePoint and the holders of registration rights in Switchback and ChargePoint, Inc. entered into an amended and restated Registration Rights Agreement (the “Business Combination Registration Rights Agreement”). Pursuant to the Business Combination Registration Rights Agreement, ChargePoint filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein, to register the shares held by such holders and the earnout shares to be received in three equal tranches. In March 2021, the first two triggering events were met and two-thirds of the earnout shares were released. In June 2021, the third and final triggering event was met and the remaining one-third of the earnout shares were released.

In certain circumstances, the registration rights holders can demand up to four underwritten offerings and will be entitled to customary piggyback registration rights. The Business Combination Registration Rights Agreement does not provide for the payment of any cash penalties by ChargePoint if it fails to satisfy any of its obligations under the Business Combination Registration Rights Agreement.

PIPE Shares

Pursuant to the Subscription Agreements entered into with investors in connection with the sale by Switchback of an aggregate of 22,500,000 shares of Switchback’s Class A common stock (the “PIPE Shares”) for a purchase price of $10.00 per share in a private placement (the “PIPE Financing”), ChargePoint filed with the SEC the First Registration Statement, the prospectus of which is combined and updated herein.

has•to•be gmbh Stockholders’ Registration Rights

On July 20, 2021, ChargePoint and its wholly owned subsidiary ChargePoint European Holdings B.V. entered into a Share Purchase and Transfer Agreement (the “Share Purchase Agreement”) pursuant to which ChargePoint Europe agreed to acquire has•to•be gmbh for aggregate consideration of Euro 250.0 million payable in cash and ChargePoint common stock, subject to adjustments. On October 6, 2021, ChargePoint Europe completed its acquisition of has•to•be gmbh and paid to the former stockholders of has•to•be gmbh an aggregate of 5,695,176 shares of Common Stock pursuant to the terms of the Share Purchase Agreement. In accordance with the terms of the Share Purchase Agreement, on October 6, 2021, ChargePoint also entered into a registration rights agreement (the “HTB Registration Rights Agreement”) with the registration rights holders.

The HTB Registration Rights Agreement required ChargePoint, as promptly as practicable and in any event on or prior to November 5, 2021, to prepare and file a “shelf” registration statement under the Securities Act to permit the resale of the HTB Registrable Securities (as defined below) from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the SEC then in effect) (the “Shelf Registration Statement”). ChargePoint agreed to use its commercially reasonable efforts to cause such Shelf Registration Statement to become or be declared effective as soon as practicable after the filing thereof and, in any event, 90 days after the date of filing. Pursuant to the HTB Registration Rights Agreement, ChargePoint filed with the SEC the Second Registration Statement, the prospectus of which is also combined and updated herein.

ChargePoint is required to use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or that another registration statement is available, for the resale of all the Registrable Securities until the earliest of (i) two years after October 6, 2021, (ii) all of the shares of Common Stock to be issued to the securityholders pursuant to the terms of the Share Purchase Agreement (the “Issued Shares”) and any securities issued or issuable with respect to the Issued Shares by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise (together with the “Issued Shares”, the “HTB Registrable Securities”) have (a) been disposed of pursuant to an effective registration statement, (b) been disposed of pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or (c) are freely tradeable by the holder thereof without volume or other limitations under Rule 144, and (iii) the earlier termination of the HTB Registration Rights Agreement (as to all holders).

The Selling Securityholders

The Selling Securityholders may from time to time offer and sell any or all of the Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, except that ChargePoint has agreed to pay certain expenses for legal counsel to certain Selling Securityholders. ChargePoint will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, listing fees and fees and expenses of ChargePoint’s counsel and its independent registered public accounting firm.

The following table sets forth, as of February 23, 2022, the names of the Selling Securityholders, the aggregate number of shares of Common Stock held by the Selling Securityholders, the number of shares of Common Stock that may be sold by the Selling Securityholders under this prospectus and the number of shares of Common Stock that the Selling Securityholders will beneficially own after this offering. For purposes of the table below, ChargePoint has assumed that (i) after this offering none of the shares of Common Stock covered by this prospectus will be beneficially owned by the Selling Securityholders and (ii) the Selling Securityholders will not acquire beneficial ownership of any additional securities. In addition, ChargePoint assumes that the Selling Securityholders have not sold, transferred or otherwise disposed of, ChargePoint’s securities in transactions exempt from the registration requirements of the Securities Act.

The following table is based on information supplied to ChargePoint by the Selling Securityholders and its review of stockholder records maintained by our transfer agent. ChargePoint has determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to ChargePoint’s knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director of ChargePoint is 240 East Hacienda Avenue, Campbell, California 95008.

The Selling Securityholders may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Common Stock Beneficially Owned Prior to Offering		Number of shares of Common Stock Registered for Sale Hereby	Common Stock Beneficially Owned After the Offering
	Number	%		Number	%
Selling Security Holders(1)
Bruce Chizen(2)	1,097,465	*	906,450	191,015		*
Colleen Jansen(3)	696,245	*	275,368	420,877		*
Eric Sidle(4)	712,317	*	33,442	678,875		*
Lawrence Lee(5)	620,598	*	410,046	210,552		*
G Richard Wagoner(6)	482,557	*	84,340	398,217		*
Rex S Jackson.(7)	1,819,868	*	249,864	1,570,004		*
Michael Hughes(8)	1,440,806	*	154,229	1,286,577		*
Pasquale Romano(9)	7,650,789	2.3%	2,284,712	5,366,077		*
Roxanne Bowman(10)	237,514	*	12,240	225,274		*
William Loewenthal(11)	316,386	*	18,718	297,668		*
AEP Investments, Inc.(12)	2,452,481	*	702,573	1,749,908		*
Braemar Energy Ventures III L.P.(13)	10,369,080	3.1%	10,369,080	—	—
Christopher Burghardt(14)	548,611	*	287,112	261,499		*
CPP Investment Board (USRE) Inc.(15)	13,264,208	3.8%	1,756,432	11,507,776	3.4%
CTTV Investments, LLC(16)	1,523,313	*	105,110	1,418,203		*
Iconica LLC(17)	439,446	*	420,946	18,500		*
Entities Affiliated With Linse Capital(18)	69,473,584	20.1%	69,455,084	18,500		*
Entities Affiliated With NB(19)	589,136	*	589,136	—	—
Purple Green Investment Pte Ltd.(20)	7,214,278	2.1%	2,775,164	4,439,114	1.3%
Q-GRG VII (CP) Investment Partners, LLC(21)	34,463,324	10.3%	34,444,824	18,500		*
Rho Ventures VI L.P.(22)	4,053,257	1.2%	4,053,257	—	—
Richard Lowenthal(23)	2,167,363	*	175,643	1,991,720		*
Scottish Mortgage Investment Trust PLC(24)	4,000,000	1.2%	4,000,000	—	—
Martin Klässner(25)	1,031,191	*	1,031,191	—	—
Miross Management AG(26)	1,632,841	*	1,632,841	—	—
All other Selling Securityholders(28)	3,151,129	*	3,151,129	—	—

*	Indicates less than 1%.
(1)

The percentage of beneficial ownership before this offering is calculated based on 334,855,748 shares of our Common Stock outstanding as of February 23, 2022. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)

Shares offered hereby consist of (i) 7,407 shares of Common Stock held by Bruce Chizen, (ii) 767,237 shares of Common Stock and 87,821 shares of Common Stock issuable upon the exercise of warrants held by the Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009 (the “Chizen Trust”), and (iii) 43,985 shares of Common Stock held by the Gail Chizen 2009 Irrevocable Trust (the “Gail Chizen Trust”). Mr. Chizen is the co-trustee of each the Chizen Trust and the Gail Chizen Trust and has shared voting and investment power over the shares held by each of the Chizen Trust and the Gail Chizen Trust.

Mr. Chizen is a member of ChargePoint’s board of directors (the “Board”). See “Certain Relationships and Related Transactions,” which was incorporated into ChargePoint’s Form 8-K filed with the SEC on March 1, 2021 (as amended, the “Super 8-K”) for details about the relationships between Mr. Chizen and his affiliates and ChargePoint.

(3)	Shares offered hereby consist of 275,368 shares of Common Stock held by Colleen Jansen.

Ms. Jansen is ChargePoint’s Chief Marketing Officer.

(4)	Shares offered hereby consist of 33,442 shares of Common Stock held by Eric Sidle.

Mr. Sidle is ChargePoint’s Senior Vice President, Engineering.

(5)

Shares offered hereby consist of (i) 275,884 shares of Common Stock held by Lawrence Lee and (ii) 72,688 shares of Common Stock and 61,474 shares of Common Stock issuable upon the exercise of warrants held by Five Plus Nine, LLC. Mr. Lee and Pei Ying Chow are the President and Vice President, respectively, of Five Plus Nine LLC. Messrs. Lee and Chow share voting and investment power over the shares held by Five Plus Nine, LLC. The principal address of Five Plus Nine, LLC is 149 Debussy Ter, Sunnyvale, CA 94087.

Mr. Lee is ChargePoint’s Senior Vice President, Operations and Services. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Lee and his affiliates and ChargePoint.

(6)

Shares offered hereby consist of (i) 728 shares of Common Stock held by G. Richard Wagoner Jr. and (ii) 48,483 shares of Common Stock and 35,129 shares of Common Stock issuable upon the exercise of warrants held by the G. Richard Wagoner, Jr. Trust dated July 13, 1989, as amended and restated October 19, 2018 (the “Wagoner Trust”). Mr. Wagoner is the trustee of the Wagoner Trust and has sole voting and investment power over the shares held by the Wagoner Trust.

Mr. Wagoner is a member of the Board. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Wagoner and his affiliates and ChargePoint.

(7)

Shares offered hereby consist of (i) 52,529 shares of Common Stock held by Rex S. Jackson and (ii) 109,514 shares of Common Stock and 87,821 shares of Common Stock issuable upon the exercise of warrants held by Jackson 1997 Trust Dated November 6, 1997 (the “Jackson Trust”). The address for the Jackson Trust is 240 East Hacienda Avenue, Campbell, CA 95008.

Mr. Jackson is ChargePoint’s Chief Financial Officer. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Jackson and his affiliates and ChargePoint.

(8)	Shares offered hereby consist of 154,229 shares of Common Stock held by Michael Hughes.

Mr. Hughes is ChargePoint’s Chief Commercial and Revenue Officer.

(9)	Shares offered hereby consist of 2,284,712 shares of Common Stock held by Pasquale Romano.

Mr. Romano is ChargePoint’s Chief Executive Officer and a member of the Board. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Romano and ChargePoint.

(10)	Shares offered hereby consist of 12,240 shares of Common Stock held by Roxanne Bowman.

Ms. Bowman is a member of the Board.

(11)	Shares offered hereby consist of 18,718 shares of Common Stock held by William Loewenthal.

Mr. Loewenthal is ChargePoint’s Senior Vice President, Product.

(12)

Shares offered hereby consist of 702,573 shares of Common Stock issuable upon the exercise of warrants held by AEP Investments, Inc. The address of AEP Investments, Inc. is 1 Riverside Plaza, 23rd Floor, Columbus, OH 43215.

(13)

Shares offered hereby consist of (i) 8,846,019 shares of Common Stock and 29,273 shares of Common Stock issuable upon the exercise of warrants for Common Stock held by Braemar Energy Ventures III, L.P. (ii) 1,442,363 shares of Common Stock issuable upon the exercise of warrants held by Braemar ChargePoint Investments III, LLC, and (iii) 36,857 shares of Common Stock and 14,568 shares of Common Stock issuable upon the exercise of warrants held by ChargePoint Investments LLC (collectively, the “Braemar Funds”). Neil Suslak is the Managing Partner of Braemar Energy Ventures, which is the General Partner of each of the Braemar Funds. Mr. Suslak shares voting and investment power over the shares held by each of the Braemar Funds with William D. Lese and Donald F. Tappan, III. The principal address of each of the funds is c/o Braemar Energy Ventures, 350 Madison Avenue, 23rd Floor, New York, NY 10017.

See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Braemar Energy Ventures and its affiliates and ChargePoint. Braemar ChargePoint Investments III, LLC cashless exercised warrants for 20,179 shares of Common Stock on November 21, 2021 and cash exercised warrants for 3,509 shares of Common Stock on November 24, 2021. ChargePoint Investments LLC cashless exercised warrants for 22,337 shares of Common Stock on June 15, 2021, 16,879 shares of Common Stock on September 10, 2021, 16,879 shares of Common Stock on October 27, 2021 and 22,326 shares of Common Stock on January 4, 2022.

(14)	Shares offered hereby consist of 287,112 shares of Common Stock held by Christopher Burghardt.

Until October 2021, Mr. Burghardt served as ChargePoint’s Managing Director, Europe.

(15)

Shares offered hereby consist of 1,756,432 shares of Common Stock issuable upon the exercise of warrants held by Canada Pension Plan Investment Board (“CPPIB”) through its wholly-owned subsidiary CPP Investment Board (USRE) Inc. (“USRE”). CPPIB is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the CPPIB board of directors has sole voting or dispositive power with respect to the securities of ChargePoint held by USRE. The principal address of USRE is c/o Canada Pension Plan Investment Board, One Queen St., E Suite 2500, Toronto, ON M5C 2W5, Canada.

See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between CPP Investment Board (USRE) Inc. and ChargePoint.

(16)

Shares offered hereby consist of 105,110 shares of Common Stock issuable upon the exercise of warrants held by CTTV Investments, LLC. The address of CTTV Investments, LLC is 6001 Bollinger Canyon Road, San Ramon, CA 94583.

(17)

Shares offered hereby consist of 420,946 shares of Common Stock held by Iconica LLC. Mark Leschly is the managing member of Iconica LLC and possesses sole power to direct the voting and disposition of the shares owned by Iconica LLC. The principal address of Iconica LLC is c/o Iconica Partners, 525 University Avenue, Suite 1350, Palo Alto, CA 94301.

Mr. Leschly is a member of the Board. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Leschly and ChargePoint.

(18)

Shares offered hereby consist of (i) 23,530,383 shares of Common Stock held by Linse Capital CP, LLC (“Linse I”), (ii) 6,813,310 shares of Common Stock held by Linse Capital CP II, LLC (“Linse II”), (iii) 7,665,987 shares of Common Stock held by Linse Capital CP III, LLC (“Linse III”), (iv) 5,305,658 shares of Common Stock held by Linse Capital CP IV, LLC (“Linse IV”), (v) 5,620,211 shares of Common Stock and 2,166,266 shares of Common Stock issuable upon the exercise of warrants held by Linse Capital CP V, LLC (“Linse V”), (vi) 8,954,326 shares of Common Stock and 9,389,424 shares of Common Stock issuable upon the exercise of warrants held by Linse Capital CP VI LLC (“Linse VI”), and (vii) 9,519 shares of Common Stock held by Linse Capital CP VI GP LP (“Linse GP VI” and collectively, the “Linse Funds”). Linse GP VI is the manager of Linse VI, and Linse Capital Management PR LLC (“LCMPR”) is the general partner of Linse GP VI. Michael Linse is the managing director of Linse Capital LLC, which is the manager of LCMPR and the managing member of Linse I, Linse II, Linse III, Linse IV and Linse V. Mr. Linse has sole voting and investment power over the shares held by each of the Linse Funds. The principal address of Linse I, Linse II, Linse III, Linse IV and Linse V is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901. The principal address of Linse VI is 985 Damonte Ranch Parkway, Suite 240, Reno, NV 89521.

Mr. Linse is a member of the Board. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Linse and his affiliates and ChargePoint.

(19)

Shares offered hereby consist of (i) 538,003 PIPE Shares held by NB Private Equity Credit Opportunities Holdings LP and (ii) 51,133 PIPE Shares held by NB Alternatives Europe SCSP-RAIF-NB Private Equity Credit Opportunities. NB Alternatives Advisers LLC may be deemed to have investment discretion and voting power over the securities held by NB Private Equity Credit Opportunities Holdings LP and NB Alternatives Europe SCSP-RAIF-NB Private Equity Credit Opportunities. The address for NB Private Equity Credit Opportunities Holdings LP is 1290 Avenue of the Americas, New York, NY 10104 and the address for NB Alternatives Europe SCSP-RAIF-NB Private Equity Credit Opportunities is 80 Route D’ESCHL-1470 Luxemborug, Grand Duchy of Luxembourg.

(20)

Shares offered hereby consist of 2,775,164 shares of Common Stock issuable upon the exercise of warrants held by Purple Green Investment Pte Ltd. Purple Green Investment Pte. Ltd. is indirectly wholly owned by GIC (Ventures) Pte. Ltd., which is in turn wholly owned by the Government of Singapore through the Minister for Finance. The business address for Purple Green Investment Pte. Ltd. Is 168 Robinson Road, #37-01 Capital Tower, Singapore 068912.

(21)

Shares offered hereby consist of 23,320,751 shares of Common Stock and 11,124,073 shares of Common Stock issuable upon the exercise of warrants held by Q-GRG VII (CP) Investment Partners, LLC (“Q-GRG”). QEM VII, LLC (“QEM VII”) is the managing member of Q-GRG. QEM VII may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. Any decision taken by QEM VII to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-GRG has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh, Jr. may be deemed to have voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. The principal address of Q-GRG is 800 Capitol Street, Suite 3600, Houston, TX 77002.

Jeffrey Harris, a member of the Board, is an affiliate of Q-GRG. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Q-GRG and ChargePoint.

(22)

Shares offered hereby consist of 4,053,257 shares of Common Stock held by Rho Ventures VI, L.P. (“RV VI”). RMV VI, L.L.C. (“RMV VI”) is the General Partner of RV VI, and Rho Capital Partners LLC (“RCP LLC”) is the Managing Member of RMV VI, and as such each of RCP LLC and RMV VI has the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. As managing members of RCP LLC, Joshua Ruch and Habib Kairouz possess the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. The principal address of each of RV VI is 152 West 57th St., 23rd Floor, New York, NY 10019.

See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between RV VI and ChargePoint. RV VI cashless exercised warrants for 510,804 shares of Common Stock on May 12, 2021.

(23)	Shares offered hereby consist of 175,643 shares of Common stock held by Richard Lowenthal.

Mr. Lowenthal previously served as a member of ChargePoint’s Board. See “Certain Relationships and Related Transactions,” which was incorporated into the Super 8-K for details about the relationships between Mr. Loewenthal and ChargePoint.

(24)

Shares offered hereby consist of 4,000,000 PIPE Shares held by Scottish Mortgage Investment Trust PLC (“SMIT”). As agent for SMIT, Baillie Gifford & Co. may be deemed to share the power to direct the disposition and vote of, and therefore to own the shares held by SMIT. Baillie Gifford & Co. disclaims beneficial ownership of all shares held by SMIT. SMIT is a publicly traded company. The address for SMIT is c/o Baillie Gifford & Co., Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, United Kingdom.

(25)

Shares offered hereby consist of (i) 827,482 shares of Common Stock and (ii) 203,709 shares, which are held in escrow to secure certain indemnification claims and may thereafter be released to the holder.

(26)

Shares offered hereby consist of (i) 1,396,273 shares of Common Stock and (ii) 236,568 shares of Common Stock, which are held in escrow to secure certain indemnification claims and may thereafter be released to the holder. Dr. Gerhard Roiss, Dr. Michael Roiss, Dr. Michaela Roiss and Thomas Roiss exercise shared voting and dispositive power over Miross Management AG and as such may be deemed to beneficially own the shares held by Miross Management AG. The principal address of Miross Management AG is Höh-Rohnenweg 27, CH-8832 Willen, Switzerland.

(27)

The disclosure with respect to the remaining Selling Securityholders is being made on an aggregate basis, as opposed to an individual basis, because their aggregate holdings are less than 1% of the outstanding shares of Common Stock. Number of shares registered for sale includes (i) 2,605,714 shares Common Stock held by Selling Securityholders, (ii) 100,000 PIPE Shares held by a Selling Securityholder, and (iii) 445,415 shares of Common Stock, which are held in escrow to secure certain indemnification claims and may thereafter be released to Selling Securityholders.

PLAN OF DISTRIBUTION

ChargePoint is registering the offer and sale, from time to time, by the Selling Securityholders of up to 139,378,931 shares of Common Stock, including up to 29,777,491 shares of Common Stock issuable upon the exercise of the Resale Warrants. ChargePoint is also registering the issuance by us of up to 5,761,098 shares of Common Stock that are issuable upon the exercise of the warrants the Original Issuance Warrants.

ChargePoint will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. ChargePoint will receive proceeds from the Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling Common Stock or interests in stock received after the date of this prospectus from a registered stockholder as a gift, pledge, partnership, limited liability company or other entity distribution or other transfer, and may, or may not, elect to sell or transfer their shares of Common Stock or interests in stock covered by this prospectus, as and to the extent they may determine. The Selling Securityholders will act independently of ChargePoint in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders reserve the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any permitted transferees may sell or transfer their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through the registration statement of which this prospectus is a part. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), ChargePoint may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Securityholders that a donee, pledgee, transferee, other successor- in-interest intends to sell ChargePoint’s securities, ChargePoint will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholders.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

To the extent required, the shares of Common Stock to be sold, the name of the Selling Securityholders, the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering, the settlement of short sales entered into after the date of this prospectus, the names of any agents, dealer or underwriter, any applicable commissions or discounts or any other items constituting compensation from the Selling Securityholders with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In connection with the sale of shares of Common Stock, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these shares. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of ChargePoint’s securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in ChargePoint’s securities for their own account. In addition, to cover overallotments or to stabilize the price of ChargePoint’s securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker- dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in ChargePoint’s securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. ChargePoint cannot give any assurance as to the liquidity of the trading market for its securities. ChargePoint’s Common Stock is currently listed on the NYSE under the symbol “CHPT.”

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions ChargePoint or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in ChargePoint’s securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To ChargePoint’s knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon ChargePoint’s notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, ChargePoint will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

The underwriters, broker-dealers and agents may engage in transactions with ChargePoint or the Selling Securityholders, or perform services for ChargePoint or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

ChargePoint has advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable, ChargePoint will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

ChargePoint will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

ChargePoint has agreed to indemnify certain of the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by ChargePoint and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments, which the agents, broker-dealers or underwriters may be required to make in respect thereof.

ChargePoint has agreed with certain Selling Securityholders pursuant to the Subscription Agreements to use commercially reasonable efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as (i) such Selling Securityholders cease to hold any of the shares acquired under such Subscription Agreements or, (ii) the date all such shares may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for ChargePoint to be in compliance with the current public information required under Rule 144(c)(1) or Rule 144(i)(2), as applicable and (iii) two years from the date of effectiveness of the First Registration Statement of which this prospectus is a part. In addition, under the HTB Registration Rights Agreement ChargePoint has agreed with certain other Selling Securityholders to use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or that another registration statement is available, for the resale of all the Registrable Securities until the earliest of (i) two years after October 6, 2021, (ii) all of the Issued Shares and any securities issued or issuable with respect to the Issued Shares by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise have (a) been disposed of pursuant to an effective registration statement, (b) been disposed of pursuant to Rule 144 or any other exemption from the registration requirements of the Securities Act or (c) are freely tradeable by the holder thereof without volume or other limitations under Rule 144, and (iii) the earlier termination of the HTB Registration Rights Agreement (as to all holders).

EXPERTS

The financial statements incorporated in this Prospectus by reference to ChargePoint Holdings, Inc.’s Current Report on Form 8-K dated March 1, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Redwood City, California has passed upon the validity of the Common Stock of ChargePoint offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

ChargePoint has filed a registration statement under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to ChargePoint and its securities, you should refer to the registration statement and the exhibits.

In addition, ChargePoint files annual, quarterly and current reports, proxy statements and other information with the SEC. ChargePoint’s SEC filings are available to the public on a website maintained by the SEC located at ww.sec.gov. ChargePoint also maintain a website at https://investors.chargepoint.com/financials/sec-filings/. Through its website, ChargePoint makes available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, the ChargePoint website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The SEC rules allows ChargePoint to “incorporate by reference” information into this prospectus, which means that ChargePoint can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that ChargePoint files with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•

ChargePoint’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 10, 2021, as amended by 10-K Amendment No.  1 on Form 10-K/A, filed with the SEC on May 27, 2021 (excluding the financial statements and the related audit report, which have been superseded by the financial statements and related audit report included in the Form 8-K filed on March 1, 2022);

•

ChargePoint’s Quarterly Reports on Form 10-Q for the quarter ended April 30, 2021, filed with the SEC on June 11, 2021, the quarter ended July  31, 2021, filed with the SEC on September 10, 2021, and the quarter ended October 31, 2021, filed with the SEC on December 15, 2021;

•

ChargePoint’s Current Reports on Form 8-K filed with the SEC on February 4, 2021, February  10, 2021, February  11, 2021, February  11, 2021, February  18, 2021, February  25, 2021, March 1, 2021, March  15, 2021, April 1, 2021, May  5, 2021, May 27, 2021, June  7, 2021, June 29, 2021, July  14, 2021, September  20, 2021, October  6, 2021, October  8, 2021, December  2, 2021 and March 1, 2022 (including ChargePoint’s recast financial statements and related audit report as of January 31, 2021 and 2020 and for each of the three years in the period ended January 31, 2021); and

•

the description of ChargePoint’s Common Stock contained in the First Registration Statement on Form S-1, filed with the Commission on March 9, 2021, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that ChargePoint subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that ChargePoint may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any documents incorporated by reference in this prospectus by writing or telephoning ChargePoint at the following address:

ChargePoint Holdings, Inc.

240 East Hacienda Avenue

Campbell, CA 95008

(408) 841-4500

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.